Exhibit 10.1
CONFIDENTIAL SEPARATION AGREEMENT
AND GENERAL RELEASE
David Schaffel (“Employee”) and CoStar Realty Information, Inc. (together with its predecessors, collectively “CoStar” or “Employer”) agree to terminate their employment relationship on the following basis:
1. Last Day of Employment. Employee and CoStar agree that Employee shall separate his employment with CoStar effective May 6, 2005 (the “Separation Date”). The parties agree that for certain purposes of this Agreement, the date of July 5, 2005 (the “Termination Date”) shall be treated as Employee’s last day of employment with CoStar. Employee will return all of CoStar’s property, including without limitation keys, phones, computers, records, and files (electronic or other) within ten (10) days of the Separation Date and will cooperate fully with CoStar’s managers and employees in a professional manner to assure a smooth transition. Employee acknowledges that he shall have thirty (30) days from the Separation Date to execute and deliver this Agreement to CoStar.
2. Consideration. (a) In consideration for Employee’s agreement and compliance with the commitments herein and provided that this Confidential Separation Agreement and General Release (the “Agreement”) has not been revoked by Employee, CoStar agrees that pursuant to Section 7(a) of the Employment Agreement, dated April 24, 1998, as amended (the “Employment Agreement’), between CoStar and Employee, for a period from the Separation Date until January 5, 2006, CoStar will pay Employee’s current base salary of $7,036.38 bi-weekly in accordance with the normal payroll practices of CoStar then in effect, and subject to all federal, state and local taxes and withholdings and any other required withholdings.
     (b) CoStar further agrees that, in consideration for Employee’s agreement and commitments herein and provided that this Agreement has not been revoked by Employee, CoStar will (i) pay Employee a pro rata annual bonus for the year ending December 31, 2005 in the amount of $46,650.00, subject to federal, state and local taxes and withholdings and any other required withholdings, within twenty (20) days from the Termination Date (provided that this Agreement has not been revoked); and (ii) reimburse Employee for his reasonable and necessary business related expenses for which Employee incurred prior to the Separation Date and which Employee submits to CoStar a properly completed expense report within thirty (30) days from the Separation Date.
     (c) CoStar further agrees that, in consideration for Employee’s agreement and commitments herein and provided that this Agreement has not been revoked by Employee, pursuant to Section 7(a) of the Employment Agreement, all of Employee’s unvested options due to vest within the twelve (12) month period following the Termination Date shall vest on the Termination Date. CoStar and Employee acknowledge that Employee shall have ninety (90) days from the Termination Date to exercise any options granted to Employee under CoStar Group, Inc.’s 1998 Stock Incentive Plan.
     (d) In consideration for Employee’s agreement and commitments herein and provided that this Agreement has not been revoked by Employee, CoStar agrees to continue providing Employee with access to CoStar’s employee health and benefit plans then in effect to the Termination Date, and subject to any and all required withholdings and employee contributions.
     (e) CoStar further agrees that, in consideration for Employee’s agreement and commitments herein, CoStar will pay Employee for his properly accrued and unused vacation time, less all lawful withholdings.
     (f) In consideration for Employer’s agreements and commitments herein, from time to time prior to January 5, 2006, Employee agrees to make himself available by telephone and, upon mutual agreement of the parties, in person, to render consulting services and respond to future reasonable inquiries or requests for assistance from CoStar (or its successors) related to matters arising during Employee’s employment with CoStar.
3. No Consideration Absent Execution of this Agreement. Employee understands and agrees that he would not receive any monies and/or benefits specified in Section 2 except for his execution of this Agreement and the fulfillment of the promises contained herein.
4. Prior Agreements; Confidentiality. Employee agrees that the provisions set forth in Section 10 of the Employment Agreement shall continue to be in full force and effect and shall survive termination of Employee’s employment with CoStar. Employee understands that CoStar’s obligations under this Agreement remain conditioned on Employee’s satisfaction of and adherence to the covenants and obligations set forth in Section 10 of the Employment Agreement. Employee further agrees to keep this Agreement and its contents in complete confidence and not to disclose the fact or amount of these additional payments to any past, present or prospective employee of CoStar. The terms of this Agreement are confidential, and Employee agrees not to disclose any term of this Agreement, including without limitation, the fact or amount of these additional payments, to any party including, but not limited to, any past, present or prospective employee of CoStar or any of its affiliates, without the prior written consent of CoStar, which may be withheld in CoStar’s sole discretion; provided, however, that CoStar hereby gives permission to Employee to disclose the details of this Agreement to Employee’s counsel and immediate family members. In addition, Employee understands that CoStar will need to file this Agreement as an exhibit to one of its filings with the Securities and Exchange Commission.
5. General Release. Except for any claims that Employee may have for workers’ compensation benefits, for pension benefits, or for health care, life or disability insurance (which are not released under this Agreement), in consideration of the monies/benefits set forth in Section 2, Employee does hereby unconditionally, irrevocably and absolutely release and discharge CoStar and its affiliates and their respective current and former owners, directors, officers, employees, agents, attorneys, affiliates, stockholders, insurers, divisions, predecessors, successors and/or assigns and any related holding, parent or subsidiary corporations, individually and in corporate capacities (collectively, the “Released Parties”), from any and all loss, liability, claims, expenses, demands, causes of action, suits, rights and entitlements of every kind and description of any type, whether in law and/or in equity, whether known or unknown, (collectively, the “Claims”), related directly or indirectly or in any way connected with any transaction, affairs or occurrences between the Employee and any Released Party to date, including, but not limited to, any claims under the Employment Agreement or any other agreements between Employee and CoStar (or one of its affiliates), with respect to Employee’s employment with CoStar (or one of its affiliates), the termination of said employment or arising out of any acts committed or omitted during said employment relationship.

     This release includes, but is not limited to, any Claims for back pay reinstatement, personal injuries, breach of contract (express or implied), breach of any covenant of good faith and fair dealing (express or implied), front pay, lost benefits, compensatory damages, punitive damages, emotional distress and for any recovery of any losses or other damages to Employee or Employee’s property based on any alleged violation of any of the following:
•	The National Labor Relations Act, as amended, 29 U.S.C., 151 et seq;

•	Title VII of the Civil Act of 1964, as amended, 42 U.S.C. Section 2000e et seq;

•	The Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. 621 et seq;

•	The Age Discrimination in Employment Act of 1967, as amended;

•	The Americans With Disabilities Act of 1990, as amended, 42 U.S.C. 12101;

•	The Occupational Safety and Health Act, as amended;

•	The Older Worker Benefit Protection Act, 29 U.S.C. 621 et seq;

•	The Family and Medical Leave Act of 1993, 29 U.S.C. 2601 et seq;

•	Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•	The Occupational Safety and Health Act of 1970, 29 U.S.C. 651 et seq;

•	The Immigration Reform Control Act, as amended;

•	The Maryland Fair Employment Practice Act, Maryland Code Ann., Art. 49B, § 1 et seq; and

•	Any other federal, state or local statutory or common law.
     Notwithstanding any other provision of this Agreement, Employee does not hereby release or waive any obligation of CoStar or any Released Party to indemnify, make contribution to, defend or hold harmless Employee that may exist as of and prior to the date of this Agreement, including, but not limited to, any obligation arising out of Employee’s former status as an officer, director, employee or fiduciary of CoStar or any other Released Party. It is the intent of the parties and of this Agreement that any existing indemnification obligations be excluded from the claims being released by Employee.
6. No Promises. Employee agrees that no promises, coercion, representations or inducements have been made which caused him to sign this Agreement other than those which are expressly set forth above and that the terms of this Agreement are contractual and not a mere recital.
7. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Maryland.
8. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, that invalidity shall not affect other provisions, or parts of this Agreement.
9. Release As Defense. The release contained herein may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

10. Consultation with Counsel and Consideration Period. Employee further acknowledges that he has been advised in writing and offered the opportunity to discuss this Agreement and its contents with his attorney. Employee acknowledges that he has fully discussed this Agreement with his attorney with respect to the meaning and effect of the provisions of this Agreement, or has voluntarily chosen to sign this Agreement without consulting his attorney, fully understanding the content, meaning and legal effect and consequences of this Agreement. Employee acknowledges and agrees that CoStar has given Employee at least twenty-one (21) days to review and consider this Agreement before signing it, and Employee understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing this Agreement. If Employee voluntarily chooses to execute this Agreement before the end of the twenty-one (21) day period, Employee will sign the attached “Election to Execute Prior to Expiration of twenty-one (21) Day Consideration Period” at the same time he executes this Agreement. Employee further acknowledges that he is executing this Agreement voluntarily and free of any duress or coercion.
11. Understanding of Agreement. Employee warrants and represents to CoStar that he has read and understands the meaning of each provision of this Agreement and his signature below constitutes his acceptance of each term of the Agreement.
12. Revocation Period. Employee acknowledges that for a period of seven (7) days after he signs this Agreement by Employee, Employee may revoke this Agreement, and the Agreement shall not become effective or enforceable until such revocation period has expired. If Employee elects to revoke this Agreement within this seven-day period, Employee will so inform CoStar by delivering a written notice of revocation to CoStar. This Agreement shall become effective and enforceable eight (8) days after it has been signed by Employee and CoStar, and in the event both parties sign this Agreement, but do not sign it on the same date, then this Agreement shall become effective eight (8) days after it is signed by Employee. This Agreement shall not become effective and enforceable if Employee revokes it within the seven (7) day revocation period by written notice to CoStar.
13. Non-Disparagement. Employee agrees not to make and/or publish in any manner any derogatory, adverse, false or defamatory statements, written or verbal, regarding any of the Released Parties to anyone including, but not limited to CoStar’s or its affiliates’ respective directors, officers, employees, agents, vendors, existing clients, potential clients that Employee knows that CoStar or any of its affiliates has targeted or potential acquisition targets that Employee knows that CoStar or any of its affiliates has targeted. Employee agrees that he has not and will not engage in the following activities: (1) incite other persons and/or entities to raise allegations of wrongdoing against any of the Released Parties; and/or (2) publish any representation that any of the Released Parties in any way treated him unfairly, breached any obligation to him, or in any other manner mistreated him.
14. Future Assistance. Employee agrees to be available to respond to future inquiries or reasonable requests for assistance from CoStar and its affiliates related to matters arising during Employee’s employment with CoStar.
15. Affirmations. Employee affirms that he has not filed, caused to be filed, or presently is a party to any claim, complaint, or action against CoStar in any forum or form. Employee further affirms that he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which she may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions, benefits and/or monies are due to him, with the exception of the consideration provided in this Agreement and General Release. Employee furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.
16. Nonadmission of Wrongdoing. The parties agree that neither this Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by either party of any liability or unlawful conduct of any kind.
17. COBRA. Employee hereby acknowledges that CoStar has advised him that (if applicable) under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) he has a right to elect continued coverage under CoStar’s group health plan, at his own expense, for a period of 18 months from the Termination Date. This election must be made no later than 60 days after the notification date.
18. Notice. Employee acknowledges that this Agreement shall constitute written notice to Employee pursuant to Section 7(a) of the Employment Agreement.

EMPLOYEE HEREBY IS ADVISED IN WRITING THAT EMPLOYEE HAS NO LESS THAN TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.
EMPLOYEE HEREBY AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE DAY CONSIDERATION PERIOD.
HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS/BENEFITS SET FORTH IN PARAGRAPH “2” ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST RELEASED PARTIES, INCLUDING ALL CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND THE OLDER WORKERS BENEFIT PROTECTION ACT.
CoStar Realty Information, Inc. (CoStar)

/s/ Frank A. Carchedi	June 1, 2005

By:Frank A. Carchedi	Date

/s/ David Schaffel	May 20, 2005

David Schaffel	Date
Note: Return signed agreement to:
Lauren Fitzgerald
Human Resources
CoStar Realty Information, Inc.
2 Bethesda Metro Center, 10th Floor
Bethesda, MD 20814

ELECTION TO EXECUTE PRIOR TO EXPIRATION OF
TWENTY-ONE-DAY CONSIDERATION PERIOD
     I, David Schaffel, understand that I have at least twenty-one (21) calendar days within which to consider and execute the attached Agreement. However, after having consulted counsel, I have voluntarily, willingly, knowingly, and without coercion elected to execute the Agreement before the twenty-one-day period has expired.

Signature:	/s/ David Schaffel

Name:	David Schaffel

Date:	May 20, 2005

Acknowledged by CoStar Realty Information, Inc.:

By:	/s/ Frank A. Carchedi

Name:	Frank A. Carchedi
Date:	June 1, 2005
Title:	Chief Financial Officer